Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fossil, Inc. on Form S-3 of our reports dated March 12, 2004, appearing in the Annual Report on Form 10-K of Fossil, Inc. for the year ended January 3, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Dallas, Texas
March 23, 2004